Exhibit 10.41

THIRD AMENDMENT TO THE

MIRANT SERVICES

SUPPLEMENTAL COMPENSATION PLAN

WHEREAS, on March 28, 2001, Mirant Services, LLC (the “Company”) adopted the Mirant Services Supplemental Compensation Plan (the “Plan”), to compensate a specific group of Employees for their loss of eligibility for benefits under the Mirant Services Supplemental Executive Retirement Plan and the Mirant Services Supplemental Benefit Plan following the spin-off of Mirant Corporation from The Southern Company; and

WHEREAS, pursuant to Section 6.3 of the Plan, the Board of Managers of the Company (the “Board”) has the authority to amend the Plan; and

WHEREAS, the Board has delegated its authority to amend the Plan, provided such amendment does not have a material effect on the cost of the Plan, to the Americas Benefits Committee (the “Committee”); and

WHEREAS, the Committee desires to amend the Plan to remove all references to a “Change in Control” from the Plan effective as of August 27, 2004; and

WHEREAS, the Committee has determined that the above amendment would not have a material effect on the cost of the Plan.

NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of August 27, 2004:

I.

Section 1.5 of the Plan is hereby amended in its entirety to read as follows:

“2.5         [Deleted]”

II.

Section 4.4 of the Plan is hereby amended in its entirety to read as follows:

“4.4         [Deleted]”

III.

Section 6.3 of the Plan is hereby amended in its entirety to read as follows:

“6.3         Amendment and Termination.  The Plan may be amended, modified, or terminated by the Board of Managers in its sole discretion at any time and from time to time.  However, no amendment or termination shall cause a forfeiture or reduction in any accrued benefits as of the date of such amendment or termination.  This Plan shall terminate on March 31, 2006, unless earlier terminated by the Board of Managers.”

IV.

All parts of the Plan not inconsistent here with are hereby ratified and confirmed.

IN WITNESS WHEREOF, Mirant Services, LLC, through its duly authorized officer pursuant to a unanimous consent of the Committee dated September 29, 2004, has adopted this Third Amendment to the Mirant Services Supplemental Compensation Plan on this 29th day of September, 2004, to be effective August 27, 2004.

MIRANT SERVICES, LLC:

By:
Vance N. Booker
SVP, Administration